UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2005

UNITED PANAM FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	000-24051	94-3211687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Westerly Place, Suite 200 Newport Beach, CA	92260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 224-1917

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

(a) the date of completion of the transaction;

February 5, 2005

(b) a brief description of the assets involved;

On February 8, 2005, the Company announced that it and its wholly-owned subsidiary Pan American Bank FSB (the “Bank”), completed the sale of certain internet certificates of deposit, also known as Money Desk CDs, of the Bank. The sale of the internet certificates of deposit was approved by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation (“FDIC”).

The sale of the deposits completes a key element of the Company’s strategic plan to shift the funding source of its business to the public capital markets and reduce reliance on insured deposits. With the sale of the internet certificates of deposits, the remaining assets and liabilities of the Bank have been identified and will be distributed, transferred to and assumed by the Company in connection with the Bank’s liquidation and exit from its federal thrift charter. The Bank has requested termination of its insurance by the FDIC. The Bank will surrender its federal thrift charter and request cancellation of the charter upon confirmation that the FDIC has terminated insurance coverage.

(c) the identity of the person(s) from whom the assets were acquired or to whom they were sold and the nature of any material relationship, other than in respect of the transaction, between such person(s) and the registrant or any of its affiliates, or any director or officer of the registrant, or any associate of any such director or officer;

The internet certificates of deposit were sold to Geauga Savings Bank, an Ohio state chartered savings bank located in Newbury, Ohio.

There are no material relationships between the Company or the Bank and Geauga.

(d) the nature and amount of consideration given or received for the assets and, if any material relationship is disclosed pursuant to paragraph (c) of this Item 2.01, the formula or principle followed in determining the amount of such consideration; and

The internet certificates of deposit were sold for $67,907,222 in cash.

(e) if the transaction being reported is an acquisition and if a material relationship exists between the registrant or any of its affiliates and the source(s) of the funds used in the acquisition, the identity of the source(s) of the funds unless all or any part of the consideration used is a loan made in the ordinary course of business by a bank as defined by Section 3(a)(6) of the Act, in which case the identity of such bank may be omitted provided the registrant:

(1) has made a request for confidentiality pursuant to Section 13(d)(1)(B) of the Act;

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and

(2) states in the report that the identity of the bank has been so omitted and filed separately with the Commission.

Not applicable.

The press release, which appears as Exhibit 99.1, is filed and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

(b) Pro forma financial information.

(c) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated February 8, 2005 regarding the closing of the sale of the internet deposits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PANAM FINANCIAL CORP.

Date: February 8, 2005	By	/s/ RAY THOUSAND
Ray Thousand
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated February 8, 2005 regarding the closing of the sale of the internet deposits.

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